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                                                               EX-99.a.2.c.XVIII

                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

                 RESOLUTIONS RELATING TO THE ESTABLISHMENT AND
     CREATION OF BRINSON FUND-CLASS A SHARES, BRINSON FUND-CLASS B SHARES,
                AND BRINSON FUND-CLASS C SHARES FOR EACH SERIES

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The Brinson Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1.  She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the "Declaration"), pursuant to Article III, Section 6 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") establishing and creating the Brinson Fund-Class A Shares, Brinson Fund Class B Shares, and Brinson Funds-Class C Shares of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on May 21, 2001 at which a quorum was present and acting throughout and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this ___ day of ___, 2001.



(Trust Seal)
                                                      --------------------------
                                                      Amy R. Doberman, Secretary
                                                      The Brinson Funds

        Resolutions Adopted May 21, 2001 and Incorporated by Reference
                  Into the Agreement and Declaration of Trust
                             of The Brinson Funds
                             dated August 9, 1993
                  Pursuant to Article III, Section 6 thereof

    RESOLUTIONS CREATING AND ESTABLISHING THE BRINSON FUND-CLASS A SHARES,
       BRINSON FUND-CLASS B, BRINSON FUND-CLASS C SHARES FOR EACH SERIES

     RESOLVED, that a fourth class of shares of each of the Global Balanced Fund series, Global Equity Fund series, Global Technology Fund series, Global Biotech Fund series, Global Bond Fund series, U.S. Balanced Fund series, U.S. Equity Fund series, U.S. Value Equity Fund series, U.S. Large Cap Equity Fund series, U.S. Large Cap Growth Fund series, U.S. Small Cap Equity Fund series, U.S. Small Cap Growth Fund series, U.S. Real Estate Equity Fund series, U.S. Bond Fund series, High Yield Fund series, Emerging Markets Debt Fund series, International Equity Fund series and Emerging Markets Equity Fund series, is hereby established and designated as:

                    Brinson Global Balanced Fund-Class A
                    Brinson Global Equity Fund-Class A
                    Brinson Global Technology Fund-Class A
                    Brinson Global Bond Fund-Class A
                    Brinson U.S. Balanced Fund-Class A
                    Brinson U.S. Equity Fund-Class A
                    Brinson U.S. Value Equity Fund-Class A
                    Brinson U.S. Large Cap Equity Fund-Class A
                    Brinson U.S. Large Cap Growth Fund-Class A
                    Brinson U.S. Small Cap Equity Fund-Class A
                    Brinson U.S. Small Cap Growth Fund-Class A
                    Brinson U.S. Real Estate Equity Fund-Class A
                    Brinson U.S. Bond Fund-Class A
                    Brinson High Yield Fund-Class A
                    Brinson Emerging Markets Debt Fund-Class A
                    Brinson International Equity Fund-Class A, and Brinson Emerging Markets Equity Fund-Class A

(together, the "Class A Shares") of such series, as distinguished from the Trust's currently designated shares of Brinson Fund-Class I, Brinson Fund-Class N, and UBS Investment Funds class shares of each series of the Trust, respectively, and an unlimited number of shares are hereby allocated to such Class A Shares of each series of the Trust; and

     FURTHER RESOLVED, that each Class A Share shall have the rights and limitations as set forth in Section 1 of Article III of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust"), except that dividends and distributions paid on Class A Shares of a series shall reflect reductions for payments of fees under the Class A Plan, and provided further, that only the Class A Shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of Class A Shares, including, without limitation, the provisions of any Distribution Plan applicable to Class A Shares, and (ii) no voting rights with respect to the provisions of any Distribution

Plan applicable to any other class of shares of the Fund or with regard to any other matter submitted to a vote of shareholders that does not now or in the future affect holders of the Class A Shares; and

     FURTHER RESOLVED, that the Board of Trustees hereby approves the initial imposition of an initial sales load to be charged on new purchases of Class A Shares, according to the following schedule, which may be adjusted from time to time:

               Amount of Investment
               in Series that are Equity Funds                      Sales Charge
               -------------------------------                      ------------

               Less than $50,000..................................       5.50%
               $50,000 to $99,999.................................       4.50%
               $100,000 to $249,999...............................       3.50%
               $250,000 to $499,999...............................       2.50%
               $500,000 to $999,999...............................       2.00%
               $1,000,000 and over................................      None


               Amount of Investment                                 Sales Charge
               in Series that are Bond Funds
               -----------------------------                        ------------

               Less than $99,999..................................       4.50%
               $100,000 to $249,999...............................       3.50%
               $250,000 to $499,999...............................       2.50%
               $500,000 to $999,999...............................       2.00%
               $1,000,000 and over................................       None

              and

     FURTHER RESOLVED, that the categories of investors in Class A Shares described in the prospectus of the series of the Trust shall be eligible for a waiver from the initial sales charges imposed on Class A Shares, including:

     . Employees of the Advisor, or its affiliates, or the spouse, parent or child under age 21 of an employee of the Advisor or its affiliates;
     . Investors who purchased Class A Shares through a financial advisor employed by an affiliate of the Advisor who was formerly employed as an investment executive with a competing brokerage firm that was registered as a broker-dealer with the Securities and Exchange Commission, and

               - the investor was the financial advisor's client at the competing brokerage firm;
               - within 90 days of buying shares in a fund, the investor sells shares of one or more mutual funds that was principally underwritten by the competing brokerage firm or its affiliates, and the investor either paid a sales charge to buy those shares, paid a contingent deferred sales charge when selling them or held those shares until the contingent deferred sales charge was waived; and
               - the investor purchased an amount that does not exceed the total amount of money the investor received from the sale of the other mutual fund;

     . 401(k) or 403(b) qualified employee benefit plans with 50 or more eligible employees in the plans or at least $1 million in assets; and

     FURTHER RESOLVED, that the Board of Trustees hereby approves the imposition of a contingent deferred sales charge (the "Class A CDSC") on purchases of Class A Shares of $1 million or more, equal to 1% of the Class A Shares redeemed within one year after purchase, subject to such waiver as may be described in the current prospectuses of the Class A Shares of the series of the Trust, and as approved by the Board of Trustees of the Trust; and

     FURTHER RESOLVED, that the following categories of investors in the Class A Shares shall not be subject to the Class A CDSC:
     . investors purchasing Class A Shares through an Automatic Investment Plan; and
     . investors purchasing Class A Shares for an Individual Retirement Account; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to make such amendments to the Multiple Class Plan of the Trust as are necessary and appropriate to reflect the creation of the Class A Shares of each series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take such additional actions as are necessary to revise the Trust's registration statement, prospectuses, and other relevant documents, including the Declaration of Trust, to reflect the creation of the Class A Shares of each series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take all such additional actions as may be necessary to implement the above resolutions; and

     FURTHER RESOLVED, that a fifth class of shares of each of the Global Balanced Fund series, Global Equity Fund series, Global Technology Fund series, Global Biotech Fund series, Global Bond Fund series, U.S. Balanced Fund series, U.S. Equity Fund series, U.S. Value Equity Fund series, U.S. Large Cap Equity Fund series, U.S. Large Cap Growth Fund series, U.S. Small Cap Equity Fund series, U.S. Small Cap Growth Fund series, U.S. Real Estate Equity Fund series, U.S. Bond Fund series, High Yield Fund series, Emerging Markets Debt Fund series, International Equity Fund series and Emerging Markets Equity Fund series, is hereby established and designated as:


                    Brinson Global Balanced Fund-Class B
                    Brinson Global Equity Fund-Class B
                    Brinson Global Technology Fund-Class B
                    Brinson Global Bond Fund-Class B
                    Brinson U.S. Balanced Fund-Class B
                    Brinson U.S. Equity Fund-Class B
                    Brinson U.S. Value Equity Fund-Class B
                    Brinson U.S. Large Cap Equity Fund-Class B
                    Brinson U.S. Large Cap Growth Fund-Class B
                    Brinson U.S. Small Cap Equity Fund-Class B
                    Brinson U.S. Small Cap Growth Fund-Class B
                    Brinson U.S. Real Estate Equity Fund-Class B
                    Brinson U.S. Bond Fund-Class B

                    Brinson High Yield Fund-Class B
                    Brinson Emerging Markets Debt Fund-Class B
                    Brinson International Equity Fund-Class B, and Brinson Emerging Markets Equity Fund-Class B

(together, the "Class B Shares") of such series, as distinguished from the Trust's currently designated shares of Brinson Fund-Class I, Brinson Fund-Class N, UBS Investment Funds class shares and Brinson Fund-Class A shares of each series of the Trust, respectively, and an unlimited number of shares are hereby allocated to such Class B Shares of each series of the Trust; and

     FURTHER RESOLVED, that each Class B Share shall have the rights and limitations as set forth in Section 1 of Article III of the Declaration of Trust, except that dividends and distributions paid on Class B Shares of a series shall reflect reductions for payments of fees under the Class B Plan, and provided further, that only the Class B Shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of Class B Shares, including, without limitation, the provisions of any Distribution Plan applicable to Class B Shares, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of shares of the Fund or with regard to any other matter submitted to a vote of shareholders that does not now or in the future affect holders of the Class B Shares; and

     FURTHER RESOLVED, that the Board of Trustees hereby approves the imposition of a contingent deferred sales charge (the "Class B CDSC") on the Class B Shares, which shall be equal to the lesser of the net asset value of the Class B Shares at the time of purchase or the net asset value of such Class B Shares at the time of sale, multiplied by, for purchases in amounts up to $250,000: 5%, in the first year following purchase; 4%, in the second year following purchase; 3%, in the third year following purchase; 2%, in the fourth and fifth years following purchase; and 1%, in the sixth year following purchase; and for purchases in amounts between $250,000 and $499,999: 3% in the first year; 2% in the second year; and 1% in the third year following purchase; and for purchases in amounts between $500,000 and $999,999, 2% in the first year following purchase and 1% in the second year following purchase; and

     FURTHER RESOLVED, that the Class B Shares of a series, purchased in amounts up to $250,000 and held by an investor for six years, will automatically convert to Class A shares of the same series in the seventh year that the Class B Shares are held; that the Class B Shares of a series purchased in amounts between $250,000 and $499,999 and held by the investor for three years, will automatically convert to Class A Shares of the same series in the fourth year that the Class B Shares are held; and that the Class B Shares of a series purchased in amounts between $500,000 and $999,999 and held by an investor for two years, will automatically convert to Class A Shares of the same series in the third year that the Class B Shares are held; and

     FURTHER RESOLVED, that the categories of investors described in the prospectus of the Class B Shares of the series of the Trust will be granted a waiver from the imposition of the Class B CDSC, including:


               -  participants in the systematic withdrawal plan;
               - investors older than 59 1/2, who are selling the Class B Shares in order to take a distribution from certain types of retirement plans;
               - investors receiving a tax-free return of an excess IRA contribution;

               - investors receiving a tax-qualified retirement plan distribution following retirement;
               - investors owning Class B Shares that were sold within one year of an investor's death, and the Class B Shares were owned by the investor either (1) as a sole shareholder, or (2) with the investor's spouse as a joint tenant with the right of survivorship;
               - investors holding Class B Shares in trust, and the death of the trustee requires liquidation of the trust; and
               - investors who sell the Class B Shares in connection with a transfer from an existing account with the Series; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to make such amendments to the Multiple Class Plan of the Trust as are necessary and appropriate to reflect the creation of the Class B Shares of each series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take such additional actions as are necessary to revise the Trust's registration statement, prospectuses, and other relevant documents, including the Declaration of Trust, to reflect the creation of the Class B Shares of each series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take all such additional actions as may be necessary to implement the above resolutions; and

     FURTHER RESOLVED, that a sixth class of shares of each of the Global Balanced Fund series, Global Equity Fund series, Global Technology Fund series, Global Biotech Fund series, Global Bond Fund series, U.S. Balanced Fund series, U.S. Equity Fund series, U.S. Value Equity Fund series, U.S. Large Cap Equity Fund series, U.S. Large Cap Growth Fund series, U.S. Small Cap Equity Fund series, U.S. Small Cap Growth Fund series, U.S. Real Estate Equity Fund series, U.S. Bond Fund series, High Yield Fund series, Emerging Markets Debt Fund series, International Equity Fund series and Emerging Markets Equity Fund series is hereby established and designated as:


                    Brinson Global Balanced Fund-Class C
                    Brinson Global Equity Fund-Class C
                    Brinson Global Technology Fund-Class C
                    Brinson Global Bond Fund-Class C
                    Brinson U.S. Balanced Fund-Class C
                    Brinson U.S. Equity Fund-Class C
                    Brinson U.S. Value Equity Fund-Class C
                    Brinson U.S. Large Cap Equity Fund-Class C
                    Brinson U.S. Large Cap Growth Fund-Class C
                    Brinson U.S. Small Cap Equity Fund-Class C
                    Brinson U.S. Small Cap Growth Fund-Class C
                    Brinson U.S. Real Estate Equity Fund-Class C
                    Brinson U.S. Bond Fund-Class C
                    Brinson High Yield Fund-Class C
                    Brinson Emerging Markets Debt Fund-Class C
                    Brinson International Equity Fund-Class C, and

                    Brinson Emerging Markets Equity Fund-Class B

(together, the "Class C Shares") of such series, as distinguished from the Trust's currently designated shares of Brinson Fund-Class I, Brinson Fund-Class N, UBS Investment Funds class shares, Brinson Fund-Class A shares and Brinson Fund-Class B Shares of each series of the Trust, respectively, and an unlimited number of shares are hereby classified to such Class C Shares of each series of the Trust; and

     FURTHER RESOLVED, that each Class C Share shall have the rights and limitations as set forth in Section 1 of Article III of the Declaration of Trust, except that dividends and distributions paid on Class C Shares of a series shall reflect reductions for payments of fees under the Class C Plan, and provided further, that only the Class C Shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of Class C Shares, including, without limitation, the provisions of any Distribution Plan applicable to Class C Shares, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of shares of the Fund or with regard to any other matter submitted to a vote of shareholders that does not now or in the future affect holders of the Class C Shares; and


     FURTHER RESOLVED, that the Board of Trustees hereby approves the imposition of an initial sales load to be charged on the purchases of Class C Shares in amounts up to $999,999 equal to 1%; and

     FURTHER RESOLVED, that the Board of Trustees hereby approves the imposition of a contingent deferred sales charge (the "Class C CDSC") on Class C Shares, which shall be equal to 1% of the Class C Shares redeemed within one year after purchase; and

     FURTHER RESOLVED, that the following categories of investors in the Class C Shares will be granted a waiver from the imposition of the Class C CDSC:

               - 401(k) and 403(b) qualified employee benefit plans with fewer than 100 eligible employees or less than $1 million in assets; and
               - Class C Shares sold in connection with a transfer from an existing Brinson Funds mutual fund SIMPLE IRA to another fund group's SIMPLE IRA; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to make such amendments to the Multiple Class Plan of the Trust as are necessary and appropriate to reflect the creation of the Class C Shares of each series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take such additional actions as are necessary to revise the Trust's registration statement, prospectuses and other relevant documents, including the Declaration of Trust, to reflect the creation of the Class C Shares of each series of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust, with the advice of Trust counsel, are hereby authorized to take all such additional actions as may be necessary to implement the above resolutions.